EXHIBIT 4.4


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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)



                                       and



                        LASALLE BANK NATIONAL ASSOCIATION
                                    (Seller)



                                   ----------



                        MORTGAGE LOAN PURCHASE AGREEMENT



                          Dated as of December 1, 2004



                                   ----------



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                                TABLE OF CONTENTS

                                                                            Page

Section 1.    Transactions on or Prior to the Closing Date...................
Section 2.    Closing Date Actions...........................................
Section 3.    Conveyance of Mortgage Loans...................................
Section 4.    Depositor's Conditions to Closing..............................
Section 5.    Seller's Conditions to Closing.................................
Section 6.    Representations and Warranties of Seller.......................
Section 7.    Obligations of Seller..........................................
Section 8.    Crossed Mortgage Loans.........................................
Section 9.    Rating Agency Fees; Costs and Expenses Associated with a
               Defeasance....................................................
Section 10.   Representations and Warranties of Depositor....................
Section 11.   Survival of Certain Representations, Warranties and
               Covenants.....................................................
Section 12.   Transaction Expenses...........................................
Section 13.   Recording Costs................................................
Section 14.   Notices........................................................
Section 15.   Examination of Mortgage Files..................................
Section 16.   Successors.....................................................
Section 17.   Governing Law..................................................
Section 18.   Severability...................................................
Section 19.   Further Assurances.............................................
Section 20.   Counterparts...................................................
Section 21.   Treatment as Security Agreement................................
Section 22.   Recordation of Agreement.......................................



Schedule I    Schedule of Transaction Terms

Schedule II   Mortgage Loan Schedule for LaSalle Loans

Schedule III  Mortgage Loans Constituting Mortgage Groups

Schedule IV   Mortgage Loans with Lost Mortgage Notes

Schedule V    Exceptions with Respect to Seller's Representations and Warranties

Exhibit A     Representations and Warranties of Seller Regarding the Mortgage
Loans

Exhibit B     Form of Lost Mortgage Note Affidavit

Exhibit C     Mortgage Loans with Ground Lease

Exhibit D     Pooling and Servicing Agreement



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                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2004, is made by and between LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                    RECITALS


            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement in the exact form as attached hereto as Exhibit D.


            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each Mortgage Loan to Wells Fargo Bank, N.A., as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee.


            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule; and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due after the Cut-off Date with respect to the Mortgage Loans and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall consist of the following documents:


            (a) each original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed by the Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, when appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company or executed escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee on behalf of the Certificateholders);

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loan;

            (q) any related environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (r) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel, or a copy of any of the foregoing;

            (s) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties; and

            (t) if applicable (and not for purposes of the Seller's delivery obligations), the original or a counterpart of any post-closing agreement relating to any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) required to be added to the Mortgage File pursuant to Section 3.20(i) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller: (i) shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company or the Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy the Seller's delivery requirements under this Section 3 with respect to the subject document(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed other than in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver any UCC Financing Statement assignment with the filing information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing office where such UCC Financing Statement has been delivered for filing, the Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that the Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            The Seller may, at its sole cost and expense, but is not obligated to, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. In the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on such Seller; and, if the Seller does not engage a third party as contemplated by the immediately preceding sentence, then the Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, the Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the Master Servicer under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            The Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Depositor, as provided herein, as a sale of the Mortgage Loans to the Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of the Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions in the Exception Report) shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to the Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the proviso to the first sentence of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6 (subject to the exceptions in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by the Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) If requested, the Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. If requested by the Trustee or the Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loans.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (A) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (B) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.


            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a national banking association in good standing under the laws of the United States. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's organizational documents; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loans owned by Seller.

            (iv) Seller is solvent and the sale of Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially and adversely impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions in the Exception Report, are true and correct in all material respects as of the date hereof (or, in each case, as of such other date specifically set forth in the subject representation and warranty) with respect to the Mortgage Loans identified on Schedule II.

            (b) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit A hereto and made by the Seller with respect to any Mortgage Loan listed on Schedule II hereto, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii), or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's possession within the time period required herein or (B) such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach (the "Extended Resolution Period"). With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of (a) notice to Seller of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement or (b) Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period (including, if permitted under this Section 7, the Extended Resolution Period), then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that the Crossed Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. The Seller shall be responsible for the cost of (and, if so directed by the Special Servicer, obtaining) any Appraisal required for the Special Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee, as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan listed on Schedule II hereto constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting such Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that the Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, the Seller and the Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by the Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Seller shall have furnished to the Trustee, at the Seller's expense, an opinion of counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such opinion cannot be furnished, the Seller and the Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the Seller will be obligated to purchase all Crossed Mortgage Loans). Any reserve or other cash collateral or letters of credit securing the affected Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with the Pooling and Servicing Agreement).

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (xxiii) set forth on Exhibit A hereto to the extent such breach relates to nonpayment of such fees. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of the last sentence in representation (xxvii) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of, notice to or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement. In addition, Depositor is not in default with respect to any order or decree that would materially and adversely affect the ability of Depositor to perform its obligations under this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 9 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. Whether or not this Agreement is terminated, both the Depositor and the Seller agree to pay the transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement.

            Section 13. Recording Costs. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Depositor, addressed to the Depositor at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433, or such other address or telecopy number as may be designated by the Depositor to the Seller in writing, or, if to the Seller, addressed to the Seller at 135 South LaSalle Street, Suite 3410, Chicago, Illinois 60603, Attention: Greg Spevok, Telecopy No.: (312) 904-0900, or such other address or telecopy number as may be designated by the Seller to the Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE DEPOSITOR EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

            (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law.

            The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Seller



                                       By:____________________________________
                                          Name:
                                          Title:


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          as Depositor



                                       By:____________________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of December 1, 2004, between LaSalle Bank National Association (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Borrower" means the borrower under a Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated December 16, 2004, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C5, issued in multiple classes.

            "Closing Date" means December 28, 2004.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in December 2004.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of the Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 (subject to the proviso in Section 1 of the Agreement).

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Offering Circular" means the confidential offering circular dated December 16, 2004, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of December 1, 2004, among the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Certificate Administrator, including, without limitation, the exhibits and schedules annexed thereto, in the exact form as attached hereto as Exhibit D.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus, dated December 16, 2004, that is a part of the Depositor's registration statement on Form S-3 (File No. 333-116258).

            "Prospectus Supplement" means the Prospectus Supplement, dated December 16, 2004, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C and Class D Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 thereof.

            "Underwriters" means Credit Suisse First Boston LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., ABN AMRO Incorporated and J.P. Morgan Securities Inc.

            "Underwriting Agreement" means the Underwriting Agreement, dated December 16, 2004, between the Depositor and the Underwriters.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE


                 Loan Group
 #     Crossed       #                           Property Name
----   -------   ----------   ---------------------------------------------------
   4                      1   Eastgate Mall
                              Eastgate Mall B-1 Loan (not part of the trust fund)
                              Eastgate Mall B-2 Loan (not part of the trust fund)
  15                      1   City Centre Place
  19                      2   Town Hall Terrace
  23                      1   Pleasant Hill Square
  26                      1   Sunshine Key
  31                      2   Sanctuary of Woodshire
  34                      1   FedEx - Midway
                              FedEx - Midway B Loan (not part of the trust fund)
  41                      1   Brunswick Plaza West
  46                      2   Campus View Apts
  47                      1   Sunburst North Ft. Myers
  54                      1   Silver Dollar
  56                      2   Campus Village
  58                      2   Blackthorn Apartments
  64                      1   222 & 312 Clematis Street
64a                       1   222 Clematis Street
64b                       1   312 Clematis Street
  69                      1   Margarita Promenade
  78                      2   Pecos Point
  81                      2   Pacific Dunes
  82                      1   Civista Health Building
  84                      2   Chateaux Fall Creek
  86                      1   Business Park & Willow Creek
  89                      1   Apple Valley Estates MHP
  90                      1   Carlsbad Courtyard
 103                      1   Walgreens - Rocky Mount, NC
 104                      1   Walgreens - Casper, WY
 106                      1   Walgreens - Greenville (Evans)
 109                      1   Wilshire Westgate Shopping Center
 111                      2   Shores at Lake Point
 113                      1   Robin Hill MHR & RV
 114                      1   Walgreens - Vernon, CT
 118                      2   Marina Apartments Portfolio
118a                      2   25 Cervantes Boulevard
118b                      2   2395 Francisco Street
118c                      2   15 & 27 Alhambra
 119                      1   West River Crossing
 121                      1   Walgreens - Apple Valley, CA
 124                      1   CVS - Bessemer
 125                      1   South Melrose Office
 126                      1   Weinecke Court
 131                      2   Durrett Village II Apartments
 134                      1   Walgreens - Miami, OK
 135                      1   Hunter's Retreat Professional Center
 138                      2   Oak Park Apartments
 142                      1   Gallery Park II Office
 144                      1   Walgreens - Cable Road
 145                      2   Crystal River
 149                      1   North Village Square
 150                      1   Walgreens - Lubbock, TX
 151                      1   Walgreens - Long Beach
 155                      2   The Mill MHC
 157                      2   Broadway Terrace Apartments
 158                      1   North Canal Plaza
 164                      1   Sunburst Florida Keys
 166                      1   Fed Ex Ground Package
 179                      2   The Villa Apartments
 184                      1   Mooresville Gateway Trade Court Shoppes
 185                      2   Queen Mary Apartments
 188                      1   Hogan Retail Plaza Center
 198                      1   Lakes IV Apartments
 202                      2   Durrett Village I Apartments
 204                      1   South University Center
 215                      1   West Little York Mini Storage
 216                      2   Hillcrest Apartment Community
 220                      2   Amber Point Apartments


                                                                                         Zip                Mortgage
 #                           Address                               City         State   Code             Property Seller
----   ---------------------------------------------------   ----------------   -----   -----   ---------------------------------
   4   4601 Eastgate Boulevard                               Cincinnati          OH     45425   LaSalle Bank National Association


  15   400 South 4th Street                                  Las Vegas           NV     89101   LaSalle Bank National Association
  19   2255 Center Terrace                                   Grand Island        NY     14072   LaSalle Bank National Association
  23   2205-2275 Pleasant Hill Road                          Duluth              GA     30096   LaSalle Bank National Association
  26   38801 Overseas Highway                                Marathon            FL     33043   LaSalle Bank National Association
  31   2200 South Clubhouse Drive                            New Berlin          WI     53151   LaSalle Bank National Association
  34   9500 Sergo Drive                                      McCook              IL     60525   LaSalle Bank National Association

  41   720 Hoosick Road                                      Troy                NY     12180   LaSalle Bank National Association
  46   301 Campus View Drive                                 Columbia            MO     65201   LaSalle Bank National Association
  47   7974 Samville Road                                    North Fort Myers    FL     33917   LaSalle Bank National Association
  54   12609 Silver Dollar Drive                             Odessa              FL     33556   LaSalle Bank National Association
  56   1151 East Michigan Avenue                             East Lansing        MI     48823   LaSalle Bank National Association
  58   4231 Yanceyville Street                               Greensboro          NC     27405   LaSalle Bank National Association
  64                                                                                            LaSalle Bank National Association
64a    222 Clematis Street                                   West Palm Beach     FL     33401
64b    312 Clematis Street                                   West Palm Beach     FL     33401
  69   40573 Margarita Road                                  Temecula            CA     92591   LaSalle Bank National Association
  78   1650 North Pecos Road                                 Las Vegas           NV     89115   LaSalle Bank National Association
  81   1205 Silver Spur Place                                Oceano              CA     93445   LaSalle Bank National Association
  82   3510 Old Washington Road                              Waldorf             MD     20602   LaSalle Bank National Association
  84   15116 Mesa Drive                                      Humble              TX     77396   LaSalle Bank National Association
  86   9775 Business Park Avenue & 10021 Willow Creek Road   San Diego           CA     92131   LaSalle Bank National Association
  89   1650 East 181st Avenue                                Hebron              IN     46341   LaSalle Bank National Association
  90   2231 Rutherford Road                                  Carlsbad            CA     92008   LaSalle Bank National Association
 103   2624 Sunset Avenue                                    Rocky Mount         NC     27804   LaSalle Bank National Association
 104   1071 CY Avenue                                        Casper              WY     82604   LaSalle Bank National Association
 106   103 Southeast Grenville Boulevard                     Greenville          NC     27858   LaSalle Bank National Association
 109   7500 and 7402 West Fairview Avenue                    Boise               ID     83704   LaSalle Bank National Association
 111   299 Lake Pointe Drive                                 Middle Island       NY     11953   LaSalle Bank National Association
 113   149 Robin Hill Road                                   Lenhartsville       PA     19534   LaSalle Bank National Association
 114   529 Talcottville Road                                 Vernon              CT     06066   LaSalle Bank National Association
 118                                                                                            LaSalle Bank National Association
118a   25 Cervantes Boulevard                                San Francisco       CA     94123
118b   2395 Francisco Street                                 San Francisco       CA     94123
118c   15 & 27 Alhambra                                      San Francisco       CA     94123
 119   2318 Essington Road                                   Joliet              IL     60435   LaSalle Bank National Association
 121   20250 Highway 18                                      Apple Valley        CA     92307   LaSalle Bank National Association
 124   2901 Morgan Road                                      Bessemer            AL     35022   LaSalle Bank National Association
 125   440 South Melrose Drive                               Vista               CA     92081   LaSalle Bank National Association
 126   670-692 Vernon Avenue                                 Glencoe             IL     60022   LaSalle Bank National Association
 131   200 State Line Road                                   Clarksville         TN     37042   LaSalle Bank National Association
 134   910 North Main Street                                 Miami               OK     74354   LaSalle Bank National Association
 135   2500 Hunters Place                                    Woodbridge          VA     22192   LaSalle Bank National Association
 138   2009 Waveland Avenue                                  Waveland            MS     39576   LaSalle Bank National Association
 142   4020 Wake Forest Road                                 Raleigh             NC     27607   LaSalle Bank National Association
 144   701 North Cable Road                                  Lima                OH     45805   LaSalle Bank National Association
 145   11419 West Fort Island Trail                          Crystal River       FL     34429   LaSalle Bank National Association
 149   3111 45th Street                                      West Palm Beach     FL     33407   LaSalle Bank National Association
 150   5115 98th Street                                      Lubbock             TX     79424   LaSalle Bank National Association
 151   3301 East Anaheim Street                              Long Beach          CA     90804   LaSalle Bank National Association
 155   6545 Highway 42                                       Rex                 GA     30273   LaSalle Bank National Association
 157   151 Broadway Drive                                    Clinton             MS     39206   LaSalle Bank National Association
 158   610 North Canal Boulevard                             Thibodaux           LA     70301   LaSalle Bank National Association
 164   311 Johnson Road                                      Sugarloaf Key       FL     33042   LaSalle Bank National Association
 166   330 Leggett Drive                                     Richland            MS     39218   LaSalle Bank National Association
 179   314 Calion Street                                     Jonesboro           AR     72401   LaSalle Bank National Association
 184   123-125 Trade Court                                   Mooresville         NC     28117   LaSalle Bank National Association
 185   100 Palace Court                                      North Syracuse      NY     13212   LaSalle Bank National Association
 188   1835-1975 Northeast Division Street                   Gresham             OR     97030   LaSalle Bank National Association
 198   4343 Warm Springs Road                                Columbus            GA     31909   LaSalle Bank National Association
 202   160 State Line Road                                   Clarksville         TN     37042   LaSalle Bank National Association
 204   8211 University Avenue                                Lubbock             TX     79423   LaSalle Bank National Association
 215   8150 West Little York Road                            Houston             TX     77040   LaSalle Bank National Association
 216   1727-51 St. Mathews Road & 1306-62 Marshall Street    Orangeburg          SC     29116   LaSalle Bank National Association
 220   2113 - 19 Ringgold Court                              Clarksville         TN     37042   LaSalle Bank National Association

       Sq. Ft./                               Percentage of                        Orig            Rem.            Orig
        Rooms/     Original       Cut-off        Initial           Fee/           Amort.          Amort.         Term to
 #       Pads       Balance     Balance (1)   Pool Balance       Leasehold         Term          Term (1)      Maturity (6)
----   --------   -----------   -----------   -------------    -------------   -------------   -------------   ------------
   4    557,191   $53,700,000   $53,700,000             2.9%   Fee/Leasehold             360             360             60


  15    103,199   $21,500,000   $21,500,000             1.2%        Fee                  360             360            120
  19        390   $19,000,000   $19,000,000             1.0%        Fee                  336             336            116
  23    282,137   $17,120,000   $17,120,000             0.9%        Fee        Interest Only   Interest Only             60
  26        409   $16,540,000   $16,521,828             0.9%        Fee                  360             359            120
  31        182   $15,000,000   $15,000,000             0.8%        Fee                  360             360            120
  34    156,554   $14,480,000   $14,480,000             0.8%        Fee                  360             360            123

  41    115,348   $11,925,000   $11,925,000             0.6%   Fee/Leasehold             360             360            120
  46        172   $10,400,000   $10,400,000             0.6%        Fee                  360             360            120
  47        733   $10,390,000   $10,378,585             0.6%        Fee                  360             359            120
  54        382    $9,160,000    $9,149,993             0.5%        Fee                  360             359            120
  56         60    $9,000,000    $8,990,019             0.5%        Fee                  360             359            120
  58        192    $8,700,000    $8,700,000             0.5%        Fee                  360             360            117
  64               $7,700,000    $7,700,000             0.4%                             360             360            121
64a      32,281    $4,500,000    $4,500,000                         Fee
64b      23,708    $3,200,000    $3,200,000                         Fee
  69     43,074    $7,224,000    $7,224,000             0.4%        Fee                  360             360            120
  78        160    $6,200,000    $6,188,149             0.3%        Fee                  360             358             84
  81        213    $6,025,000    $6,025,000             0.3%        Fee                  360             360            120
  82     42,637    $5,900,000    $5,900,000             0.3%        Fee                  240             240            120
  84        115    $5,680,000    $5,680,000             0.3%        Fee                  360             360            120
  86     73,481    $5,550,000    $5,550,000             0.3%        Fee                  360             360            120
  89        236    $5,100,000    $5,084,415             0.3%        Fee                  360             357            120
  90     39,477    $5,000,000    $5,000,000             0.3%        Fee                  360             360            120
 103     14,560    $4,100,000    $4,095,596             0.2%        Fee                  360             359            120
 104     14,560    $4,085,000    $4,080,773             0.2%        Fee                  360             359            120
 106     12,917    $3,980,000    $3,975,725             0.2%        Fee                  360             359            120
 109     77,993    $3,923,506    $3,923,506             0.2%        Fee                  352             352            112
 111         92    $3,800,000    $3,800,000             0.2%        Fee                  360             360            120
 113        260    $3,600,000    $3,600,000             0.2%        Fee                  348             348             60
 114     14,490    $3,600,000    $3,596,177             0.2%        Fee                  360             359            120
 118               $3,500,000    $3,500,000             0.2%                             240             240            240
118a         18    $1,456,693    $1,456,693                         Fee
118b         18    $1,204,724    $1,204,724                         Fee
118c         12      $838,583      $838,583                         Fee
 119     32,452    $3,500,000    $3,500,000             0.2%        Fee        Interest Only   Interest Only             84
 121     15,035    $3,412,500    $3,408,640             0.2%        Fee                  360             359            120
 124     10,880    $3,375,000    $3,375,000             0.2%        Fee                  360             360            121
 125     24,197    $3,300,000    $3,300,000             0.2%        Fee                  360             360            120
 126         11    $3,300,000    $3,296,158             0.2%        Fee                  360             359             60
 131         92    $3,200,000    $3,200,000             0.2%        Fee                  360             360            120
 134     14,560    $3,128,000    $3,124,763             0.2%        Fee                  360             359            120
 135     24,784    $3,030,000    $3,030,000             0.2%        Fee                  360             360            120
 138        136    $3,000,000    $2,992,172             0.2%        Fee                  300             298            120
 142     30,490    $3,000,000    $3,000,000             0.2%        Fee                  360             360            121
 144     14,490    $2,900,000    $2,894,031             0.2%        Fee                  360             358            120
 145        256    $2,835,000    $2,831,903             0.2%        Fee                  360             359            120
 149     24,361    $2,700,000    $2,682,958             0.1%        Fee                  360             353            120
 150     14,560    $2,660,000    $2,657,088             0.1%        Fee                  360             359            120
 151     11,656    $2,650,000    $2,646,941             0.1%   Fee/Leasehold             360             359            120
 155        149    $2,450,000    $2,450,000             0.1%        Fee                  300             300            120
 157         80    $2,400,000    $2,397,395             0.1%        Fee                  360             359            120
 158     20,788    $2,370,000    $2,367,381             0.1%        Fee                  360             359            120
 164        100    $2,050,000    $2,047,760             0.1%        Fee                  360             359            120
 166     55,957    $2,000,000    $2,000,000             0.1%        Fee                  360             360            121
 179         80    $1,750,000    $1,739,069             0.1%        Fee                  300             295            120
 184     15,262    $1,600,000    $1,600,000             0.1%        Fee                  360             360            120
 185         72    $1,600,000    $1,600,000             0.1%        Fee                  360             360            120
 188     18,564    $1,500,000    $1,500,000             0.1%        Fee                  360             360            120
 198         18    $1,360,000    $1,357,372             0.1%        Fee                  360             358            120
 202         64    $1,300,000    $1,300,000             0.1%        Fee                  240             240            120
 204     10,459    $1,280,000    $1,278,750             0.1%        Fee                  360             359            120
 215     56,560    $1,000,000      $991,197             0.1%        Fee                  300             294             60
 216         42      $980,000      $978,448             0.1%        Fee                  300             299            120
 220         24      $800,000      $799,314            0.04%        Fee                  360             359            180

             Rem.
           Term to        Interest    Monthly                                   Primary          Master        Administration
 #     Maturity (1) (6)     Rate      Payment    ARD (7)    Defeasance (9)   Servicing Fee    Servicing Fee         Fees
----   ----------------   --------    --------   --------   --------------   -------------    -------------    --------------
   4                 60     4.4461%   $269,071     N/A           Yes                  0.02%            0.01%           0.0313%
                                                                                     0.015%
                                                                                     0.015%
  15                120     5.4200%   $120,998     N/A           Yes                  0.02%            0.01%           0.0313%
  19                115     5.4270%   $110,101     N/A           Yes                  0.02%            0.01%           0.0313%
  23                 60     5.0400%    $71,904     N/A            No                  0.02%            0.01%           0.0313%
  26                119     5.4800%    $93,705     N/A           Yes                  0.02%            0.01%           0.0313%
  31                119     5.4200%    $84,417     N/A           Yes                  0.02%            0.01%           0.0313%
  34                122     5.8900%    $85,794   2/1/2015        Yes                  0.02%            0.01%           0.0313%
                                                                                      0.00%
  41                119     5.4300%    $67,186     N/A           Yes                  0.02%            0.01%           0.0313%
  46                119     5.3440%    $58,036     N/A           Yes                  0.02%            0.01%           0.0313%
  47                119     5.4800%    $58,863     N/A           Yes                  0.02%            0.01%           0.0313%
  54                119     5.5100%    $52,067     N/A           Yes                  0.02%            0.01%           0.0313%
  56                119     5.4300%    $50,706     N/A           Yes                  0.02%            0.01%           0.0313%
  58                117     5.5710%    $49,786     N/A           Yes                  0.02%            0.01%           0.0313%
  64                121     5.3300%    $42,902     N/A           Yes                  0.10%            0.01%           0.1113%
64a
64b
  69                120     5.4850%    $40,949     N/A           Yes                  0.02%            0.01%           0.0313%
  78                 82     5.8000%    $36,379     N/A           Yes                  0.02%            0.01%           0.0313%
  81                120     5.3350%    $33,588     N/A           Yes                  0.02%            0.01%           0.0313%
  82                120     5.7000%    $41,255     N/A           Yes                  0.08%            0.01%           0.0913%
  84                120     5.3200%    $31,612     N/A           Yes                  0.02%            0.01%           0.0313%
  86                120     5.4400%    $31,304     N/A           Yes                  0.02%            0.01%           0.0313%
  89                117     5.6400%    $29,407     N/A           Yes                  0.02%            0.01%           0.0313%
  90                120     5.7250%    $29,099     N/A           Yes                  0.02%            0.01%           0.0313%
 103                119     5.6000%    $23,537     N/A           Yes                  0.05%            0.01%           0.0613%
 104                119     5.7970%    $23,961     N/A           Yes                  0.05%            0.01%           0.0313%
 106                119     5.6000%    $22,848     N/A           Yes                  0.02%            0.01%           0.0613%
 109                112     5.5190%    $22,524     N/A           Yes                  0.02%            0.01%           0.0313%
 111                120     5.6500%    $21,935     N/A           Yes                  0.02%            0.01%           0.0313%
 113                 60     5.2000%    $20,053     N/A           Yes                  0.02%            0.01%           0.0313%
 114                119     5.6610%    $20,806     N/A           Yes                  0.08%            0.01%           0.0913%
 118                240     5.7800%    $24,633     N/A           Yes                  0.02%            0.01%           0.0313%
118a
118b
118c
 119                 83     4.8800%    $14,233     N/A            No                  0.02%            0.01%           0.0313%
 121                119     5.3250%    $19,003     N/A           Yes                  0.02%            0.01%           0.0313%
 124                121     5.5000%    $19,163     N/A           Yes                  0.02%            0.01%           0.0313%
 125                120     5.3900%    $18,510     N/A           Yes                  0.02%            0.01%           0.0313%
 126                 59     5.1700%    $18,060     N/A           Yes                  0.02%            0.01%           0.0313%
 131                120     6.1100%    $19,413     N/A           Yes                  0.02%            0.01%           0.0313%
 134                119     5.7970%    $18,348     N/A           Yes                  0.02%            0.01%           0.0313%
 135                120     5.5900%    $17,375     N/A           Yes                  0.06%            0.01%           0.0713%
 138                118     6.2500%    $19,790     N/A           Yes                  0.02%            0.01%           0.0313%
 142                121     5.7990%    $17,601     N/A           Yes                  0.08%            0.01%           0.0913%
 144                118     5.4600%    $16,393     N/A           Yes                  0.02%            0.01%           0.0313%
 145                119     5.5100%    $16,115     N/A           Yes                  0.02%            0.01%           0.0313%
 149                113     6.0590%    $16,290     N/A           Yes                  0.02%            0.01%           0.0313%
 150                119     5.5000%    $15,103     N/A           Yes                  0.06%            0.01%           0.0713%
 151                119     5.2160%    $14,578     N/A           Yes                  0.02%            0.01%           0.0313%
 155                120     5.5270%    $15,085     N/A           Yes                  0.02%            0.01%           0.0313%
 157                119     5.5450%    $13,695     N/A           Yes                  0.08%            0.01%           0.0913%
 158                119     5.4500%    $13,382     N/A           Yes                  0.02%            0.01%           0.0313%
 164                119     5.5100%    $11,653     N/A           Yes                  0.02%            0.01%           0.0313%
 166                121     5.0960%    $10,854     N/A           Yes                  0.02%            0.01%           0.0313%
 179                115     6.4600%    $11,772     N/A           Yes                  0.02%            0.01%           0.0313%
 184                120     5.2330%     $8,818     N/A           Yes                  0.02%            0.01%           0.0313%
 185                120     5.1100%     $8,697     N/A           Yes                  0.02%            0.01%           0.0313%
 188                120     5.0900%     $8,135     N/A           Yes                  0.02%            0.01%           0.0313%
 198                118     5.7500%     $7,937     N/A           Yes                  0.02%            0.01%           0.0313%
 202                120     5.9000%     $9,239     N/A           Yes                  0.02%            0.01%           0.0313%
 204                119     6.1000%     $7,757     N/A           Yes                  0.02%            0.01%           0.0313%
 215                 54     5.6260%     $6,216     N/A           Yes                  0.02%            0.01%           0.0313%
 216                119     5.3900%     $5,954     N/A           Yes                  0.08%            0.01%           0.0913%
 220                179     6.7700%     $5,199     N/A           Yes                  0.02%            0.00%           0.0313%


       Letter of
 #      Credit
----   ---------
   4      N/A


  15      N/A
  19      N/A
  23      N/A
  26      N/A
  31      N/A
  34      N/A

  41      N/A
  46      N/A
  47      N/A
  54      N/A
  56      N/A
  58      N/A
  64      N/A
64a
64b
  69      N/A
  78      N/A
  81      N/A
  82      N/A
  84      N/A
  86      N/A
  89      N/A
  90      N/A
 103      N/A
 104      N/A
 106      N/A
 109      N/A
 111      N/A
 113      N/A
 114      N/A
 118      N/A
118a
118b
118c
 119      N/A
 121      N/A
 124      N/A
 125      N/A
 126      N/A
 131      N/A
 134      N/A
 135      N/A
 138      N/A
 142      N/A
 144      N/A
 145      N/A
 149      N/A
 150      N/A
 151      N/A
 155      N/A
 157      N/A
 158      N/A
 164      N/A
 166      N/A
 179      N/A
 184      N/A
 185      N/A
 188      N/A
 198      N/A
 202      N/A
 204      N/A
 215      N/A
 216      N/A
 220      N/A

                                                                    SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

                                      None

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                      SCHEDULE V


                                   SCHEDULE V
             EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES*



Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:



Exceptions to Representation (ix)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
Walgreens - Rocky Mount, NC              The Mortgaged Properties are subject
Walgreens - Casper, WY                   to the right of first refusal to
Walgreens - Greenville (Evans)           purchase the property in favor of
Walgreens - Apple Valley, CA Walgreens   (the tenant).
Walgreens - Miami, OK
Walgreens - Cable Road
Walgreens - Lubbock, TX
Walgreens - Long Beach
--------------------------------------------------------------------------------

--------
* Seller has attempted to indicate the particular representation or warranty (by reference to the Section in which such representation or warranty appears) to which an exception primarily relates. Notwithstanding the foregoing, each exception is intended to qualify each representation or warranty to which it may relate, regardless whether such exception expressly refers to the Section in which the applicable representation or warranty appears.

For purposes of the MLPA and Exhibit A - Representations and Warranties of Seller, Seller deems the term "commercial and multifamily" to include manufactured housing communities.

In addition, all mortgage loan assignments and UCC financing statements assignments were executed in favor of the Trustee and not the Purchaser.

Exceptions to Representation (xiv)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
Robin Hill MHR & RV                      The property coverage is
                                         provided with a 90% co-insurance
                                         provision.
--------------------------------------------------------------------------------
Walgreens - Rocky Mount, NC              Mortgagor may provide insurance
Walgreens - Casper,WY                    through its tenant and the tenant
Walgreens - Greenville (Evans)           (Walgreens)on the property has the
Walgreens - Vernon, CT                   right to self insure in lieu of third
Walgreens - Apple Valley, CA             party insurance.
Walgreens - Miami, OK
Walgreens - Cable Road
Walgreens - Lubbock, TX
Walgreens - Long Beach
--------------------------------------------------------------------------------
Walgreens - Rocky Mount, NC              Mortgagor is not required to obtain
Walgreens - Greenville (Evans)           business interruption insurance.
                                         However, per the Walgreens lease, there
                                         is no rent abatement and the Tenant is
                                         not entitled to terminate after a
                                         casualty until after the 25th lease
                                         year.
--------------------------------------------------------------------------------
Walgreens - Vernon, CT                   Mortgagor is not required to obtain
                                         business interruption insurance.
                                         However, per the Walgreens lease there
                                         is no rent abatement in the event of a
                                         covered casualty to the Building and
                                         the Tenant is not entitled to
                                         terminate after a casualty until after
                                         the 25th year.  Additionally, a
                                         non-recourse carveout was added for
                                         any losses as a result of rent
                                         abatement.
--------------------------------------------------------------------------------
Walgreens - Casper, WY                   Mortgagor is not required to obtain
Walgreens - Apple Valley, CA             business interruption insurance.
Walgreens - Miami, OK                    However, per the Walgreens lease there
Walgreens - Cable Road                   is no rent abatement and the Tenant is
Walgreens - Lubbock, TX                  not entitled to terminate after a
Walgreens - Long Beach                   casualty until after the 25th lease
                                         year.  Additionally, a nonrecourse
                                         carveout was added for losses as a
                                         result of rent abatement.
--------------------------------------------------------------------------------
The Mill MHC                             The property insurance coverage that
                                         is carried has a 100% co-insurance
                                         provision.
--------------------------------------------------------------------------------
Durrett Village II Apartments            Mortgagor's insurance agent does not
Durrett Village I Apartments             issue additional insured forms, but a
                                         request has been made that the holder
                                         of the Mortgage Loan be added as an
                                         additional insured and as mortgagee
                                         loss payee.
--------------------------------------------------------------------------------


Exceptions to Representation (xvii)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
FedEx - Midway                           There is a B Note held by CapLease,
                                         LP, a Delaware limited partnership in
                                         the amount of $2,736,615.33.  The B
                                         Note is secured by the same Mortgage
                                         as the Mortgage Loan and is subject to
                                         an intercreditor agreement.
--------------------------------------------------------------------------------
Eastgate Mall                            There is a B-1 Note in the amount of
                                         $3,550,000.00 and a B-2 Note in the
                                         amount of $7,750,000.00.  Both Notes
                                         are secured by the same Mortgage as
                                         the Mortgage Loan and are subject to
                                         an intercreditor agreement.  LaSalle
                                         is the initial holder of the B-1 Note,
                                         but LaSalle intends on selling such
                                         Note, and Mortgage Holdings/Eastgate,
                                         LLC is the holder of the B-2 Note.
                                         The B-2 Note may be defeased
                                         separately from the other 2 Notes.  In
                                         addition, Mortgagor may incur
                                         unsecured intercompany indebtedness in
                                         the maximum aggregate amount of
                                         $2,800,000.00, which intercompany
                                         indebtedness must be subordinate to
                                         the Mortgage Loan, provided that such
                                         amount is used solely for the
                                         operation of the Mortgaged Property
                                         and Mortgagor delivers a new
                                         non-consolidation opinion with respect
                                         to the future unsecured lender and
                                         Mortgagor.
--------------------------------------------------------------------------------

Exceptions to Representation (xxiii)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
Campus View Apts.                        Equity owners in Mortgagor may pledge
                                         up to 49% (in the aggregate) of their
                                         membership interests in Mortgagor to
                                         secure mezzanine financing without
                                         Mortgage Loan holder's consent
                                         provided that control of Mortgagor
                                         does not change.  If more than 49% or
                                         a change in control occurs, such
                                         mezzanine financing and pledge is
                                         subject to the fulfillment of certain
                                         conditions set forth in the Mortgage
                                         Loan documents, which conditions
                                         include, among other items, the
                                         execution of an intercreditor
                                         agreement, satisfaction of debt
                                         service coverage ratio and loan to
                                         value tests, and that such debt will
                                         not result in a lien against the
                                         Mortgaged Property.
--------------------------------------------------------------------------------
Sanctuary of Woodshire                   Future mezzanine financing, secured by
                                         pledges of membership interests in
                                         Mortgagor, is permitted subject to the
                                         satisfaction of certain terms set
                                         forth in the Mortgage Loan documents,
                                         which terms include, among other
                                         terms, the execution of an
                                         intercreditor agreement, satisfaction
                                         of debt service coverage ratio and
                                         loan to value tests, and that such
                                         debt will not result in a lien against
                                         the Mortgaged Property.
--------------------------------------------------------------------------------
Sunshine Key                             Mortgagor has the right, subject to
                                         the Mortgage Loan Holder's consent,
                                         not to be unreasonably withheld, to
                                         transfer the gasoline station located
                                         on the Mortgaged Property and the
                                         utility facility servicing the
                                         Mortgaged Property to an affiliate
                                         entity(ies) provided that, among other
                                         conditions, such entity becomes
                                         jointly and severally liable with
                                         Mortgagor for the Mortgage Loan.
--------------------------------------------------------------------------------

Exceptions to Representation (xxiii) (cont'd)

--------------------------------------------------------------------------------
Sunburst North Ft. Myers                 Mortgagor has the right, subject to
Silver Dollar                            the Mortgage Loan Holder's consent,
Pacific Dunes                            not to be unreasonably withheld, to
Crystal River                            transfer the utility facilities
Sunburst Florida Keys                    servicing the Mortgaged Property to an
                                         affiliate provided that, among other
                                         conditions, such entity becomes
                                         jointly and severally liable with
                                         Mortgagor for the Mortgage Loan and
                                         that Mortgagor shall be able to use
                                         the utility facilities transferred to
                                         such affiliate.
--------------------------------------------------------------------------------
Sunshine Key                             Certain specified transfers within
Sunburst North Ft. Myers                 Mortgagor relating to such entity
Silver Dollar                            being a publicly traded company and/or
Pacific Dunes                            transfers to an affiliate thereof are
Crystal River                            permitted.
Sunburst Florida Keys
--------------------------------------------------------------------------------
Robin Hill MHR & RV                      One of the tenant in common borrower's
                                         ownership interest in the Mortgaged
                                         Property (and/or the ownership
                                         interests within such tenant in common
                                         borrower) may be transferred to the
                                         other tenant in common borrower or an
                                         affiliate thereof.  In addition,
                                         certain specified transfers within one
                                         of the tenant in common borrowers
                                         relating to such entity being a
                                         publicly traded company and/or
                                         transfers to an affiliate thereof are
                                         permitted.
--------------------------------------------------------------------------------


Exceptions to Representation (xxviii)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
Hillcrest Apartment Community            A letter from the municipality stated
                                         there is no zoning code or
                                         classification since the Mortgaged
                                         Property was constructed prior to the
                                         adoption of the building code.
                                         Mortgagor and the principal executed a
                                         guaranty for any loss related to the
                                         enforcement of any municipal code.
--------------------------------------------------------------------------------

Exceptions to Representation (xxviii) (cont'd)

--------------------------------------------------------------------------------
City Centre Place                        Property is non-conforming with
                                         respect to shortage of 5 handicap
                                         parking spaces, but (a) a non-recourse
                                         carveout was added to indemnify the
                                         holder of the Mortgage Loan from any
                                         losses relating thereto, (b) law and
                                         ordinance insurance was obtained and
                                         (c) a 3.1 zoning endorsement with
                                         parking was obtained.  The parking is
                                         pursuant to a lease with the City of
                                         Las Vegas and Mortgagor.
--------------------------------------------------------------------------------
Shores at Lake Point                     No zoning letter or zoning title
                                         endorsement was received, but a
                                         certificate of occupancy exists and
                                         Mortgagor was required to obtain law
                                         and ordinance insurance.
--------------------------------------------------------------------------------
The Mill MHC                             Property is zoned agricultural, not
                                         residential; thus re-building rights
                                         may be limited if permanent
                                         improvements are destroyed.  However,
                                         since the Mortgaged Property is a
                                         manufactured housing community the
                                         primary permanent improvements are
                                         home pads, which would be very
                                         difficult to destroy.  Nonetheless,
                                         law and ordinance coverage was
                                         obtained.
--------------------------------------------------------------------------------

Exceptions to Representation (xxxii)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
City Centre Place                        There is a pending SEC investigation
                                         against an official of Mortgagor and
                                         the principal (which is the sole
                                         manager of Mortgagor and a vice
                                         president of each tenant in
                                         common/borrower), but which does not
                                         specifically address the Mortgaged
                                         Property.  A non-recourse carveout
                                         provision was added to indemnify the
                                         holder of the Mortgage Loan from any
                                         losses resulting from such
                                         investigation.  There are also
                                         additional pending lawsuits against
                                         the principal, but they do not relate
                                         to the Mortgaged Property and are not
                                         deemed to materially and adversely
                                         affect Mortgagor's ability to perform.
--------------------------------------------------------------------------------

Exceptions to Representation (xxxii) (cont'd)

--------------------------------------------------------------------------------
Walgreens - Rocky Mount, NC              Mortgagor was involved as the
Walgreens - Greenville (Evans)           defendant in a breach of contract
                                         claim.  Mortgagor paid the claim
                                         ($250,000.00), but appealed the award
                                         for abuse of process and won.  The
                                         plaintiff asked for a review of the
                                         case, and such review is pending.
--------------------------------------------------------------------------------
Sunburst North Ft. Myers                 There was a consent order entered into
                                         between the State of Florida
                                         Department of Environmental Protection
                                         and Mortgagor relating to certain
                                         environmental remediation that needs
                                         to be done.  Mortgagor has deposited
                                         $325,015.63 with Seller to assure that
                                         such remediation is completed (also
                                         relates representation (xix)).
--------------------------------------------------------------------------------

Exceptions to Representation (xl)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
All LaSalle Mortgage Loans               Generally, the Mortgage Loan documents
                                         do not have a non-recourse carve-out
                                         for "other intentional material
                                         misrepresentation," but they do have a
                                         non-recourse carve-out for "material
                                         misrepresentation".
--------------------------------------------------------------------------------
Pleasant Hill Square                     Mortgagor is not liable for
West River Crossing                      "misapplication or misappropriation",
                                         but instead is liable for
                                         "misapplication or conversion" of
                                         insurance proceeds, condemnation
                                         awards or rents after an event of
                                         default.
--------------------------------------------------------------------------------
Town Hall Terrace                        Mortgagor is only liable for
Sunshine Key                             misapplication or misappropriation of
Sunburst North Ft Myers                  rents, proceeds or other funds
Silver Dollar                            received after an "Event of Default"
Pacific Dunes                            under the Mortgage Loan documents.
Crystal River
Sunburst Florida Keys
--------------------------------------------------------------------------------
Robin Hill MHR & RV                      Mortgagor obtained environmental
                                         insurance in lieu of signing the
                                         Hazardous Indemnification Agreement.
                                         The policy limits are $3.7 million.
--------------------------------------------------------------------------------
Eastgate Mall                            The nonrecourse carve out regarding
                                         rents, insurance and condemnation
                                         award is only for "intentional
                                         misapplication or conversion" and not
                                         for "misapplication or
                                         misappropriation."
--------------------------------------------------------------------------------

Exceptions to Representation (xli)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
Lakes IV Apartments                      The Mortgaged Property was recently
                                         subdivided, and the tax parcel
                                         identification number for the
                                         Mortgaged Property contains other
                                         property not part of the subject
                                         premises.  Mortgagor is required to
                                         provide a separate tax parcel number
                                         and separate tax parcel endorsement
                                         prior to January 5, 2005.
--------------------------------------------------------------------------------
Weinecke Court                           A small portion of the adjoining land
                                         is included in one of the property tax
                                         identification numbers.  The title
                                         company has nonetheless issued a
                                         separate tax parcel endorsement and
                                         Mortgagor has commenced the process of
                                         rectifying this matter.  Mortgagor has
                                         a surveyor preparing a new plat for
                                         subdivision.  Upon completion of the
                                         survey, Mortgagor will prepare a
                                         petition to subdivide the tax
                                         identification number.
--------------------------------------------------------------------------------
FedEx Midway                             The Mortgaged Property has been
                                         legally subdivided, however there is
                                         not a separate tax lot for the
                                         Mortgaged Property.  Mortgagor and
                                         principal have agreed to indemnify the
                                         holder of the Mortgage Loan for any
                                         losses that the Mortgage Loan holder
                                         may incur if Mortgagor fails to obtain
                                         a separate tax parcel number for the
                                         Mortgaged Property.  Tenant is
                                         obligated to pay the real estate taxes
                                         for the Mortgaged Property.
--------------------------------------------------------------------------------
Durrett Village I Apartments             A number of corrective deeds were
Durrett Village II Apartments            required to correct property
                                         boundaries between the Mortgaged
                                         Property and other properties
                                         controlled by affiliates of the
                                         Mortgagor's principal.
                                         Notwithstanding that the legal
                                         description was modified immediately
                                         prior to closing, a separate tax
                                         parcel endorsement was issued and the
                                         real estate tax reserve was increased
                                         to anticipate possible adjustment to
                                         the real estate taxes.  Mortgagor was
                                         required to obtain on a post-closing
                                         basis confirmation of the tax
                                         identification numbers and associated
                                         real estate taxes within 120 days of
                                         closing of the Mortgage Loan.
--------------------------------------------------------------------------------

Exceptions to Representation (xlii)

--------------------------------------------------------------------------------
Loans                                    Exceptions
--------------------------------------------------------------------------------
Sunshine Key                             A portion of Mortgagor's real estate
                                         is a leasehold interest (the ground
                                         lease is with the State of Florida and
                                         is for a fishing pier).  The ground
                                         lease is recorded, but other than that
                                         it does not comply with the rest of
                                         the reps under section (xliii);
                                         however, such portion of land is not
                                         an income producing portion of the
                                         Mortgaged Property and is not
                                         essential to the operation of the
                                         Mortgaged Property.
--------------------------------------------------------------------------------
Eastgate Mall                            The expiration of the ground lease
                                         term is January 31, 2022 which is 12
                                         years after the maturity date of the
                                         Mortgage Loan (12/1/09).  In addition,
                                         the ground lease does not specifically
                                         permit the holder of the Mortgage Loan
                                         to control the receipt and
                                         distribution of insurance proceeds and
                                         condemnation awards.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A


                   REPRESENTATIONS AND WARRANTIES OF SELLER
                          REGARDING THE MORTGAGE LOANS

      The Mortgage Loan Seller represents and warrants with respect to each Mortgage Loan that, as of the date specified below or, if no such date is specified, as of the Closing Date, except as set forth on Schedule V hereto:

            (i) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

            (ii) Legal Compliance. As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

            (iii) Good Title; Conveyance. Immediately prior to the sale, transfer and assignment to the Company, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (other than the rights to servicing and related compensation as reflected in the Agreement to Appointment of Servicer). The Mortgage Loan Seller has validly and effectively conveyed to the Company all legal and beneficial interest in and to such Mortgage Loan.

            (iv) Future Advances. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; with respect to any mortgagee requirements for construction or maintenance of on or off site improvements for which an escrow has been established, any disbursement of such escrowed funds have satisfied the requirements of the related Mortgage Loan documents.

            (v) Legal, Valid and Binding Obligations. Each Mortgage Note and the related Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (vi) Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases either as a separate document or as part of the Mortgage. Each related Assignment of Leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, the related Mortgagor's right to receive payments due under the leases or other agreements pursuant to which any Person is entitled to occupy, use or possess any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases and subject to the limitations described in Paragraph (v).

            (vii) Offsets or Defenses. Subject to the limitations described in Paragraph (v), as of the Mortgage Loan origination date there was and as of the Cut-off Date there is no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith.

            (viii) Assignment of Mortgage and Assignment of Assignment of Leases. Subject to the limitations described in Paragraph (v), each related assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller. Each related Mortgage, Mortgage Note and Assignment of Leases is freely assignable upon notice to the Mortgagor and such notice has been provided.

            (ix) Mortgage Lien; Title Exceptions. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or Ground Lease, as applicable, including all buildings and improvements thereon, subject to the exceptions set forth in Paragraph (v) and the following title exceptions (each such title exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record,
      (c) the exceptions (general and specific) and exclusions set forth in the Title Insurance Policy (defined in (xiii) below), (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with
      (1) the current use or operation of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor's ability to pay its obligations under the Mortgage Loan when they become due, or (4) the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

            (x) UCC Financing Statements. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording) in the appropriate public filing and recording offices necessary to perfect a valid security interest in all items of personal property described therein owned by a Mortgagor and located on each such Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing and subject to the limitations described in Paragraph (v), the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans establish and create a valid and enforceable lien and security interest on the personal property described above. In the case of a Mortgaged Property operated as a hotel, (a) such personal property includes all personal property that a prudent institutional lender making a similar mortgage loan on a like property would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated, (b) the related perfected security interest is prior to any other security interest that can be perfected by such UCC filing, except for permitted purchase money security interests and leases; provided that any such lease has been pledged or assigned to the lender and its assigns, and (c) the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed or submitted for filing as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

            (xi) Taxes and Assessments. All real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon.

            (xii) Property Condition; Condemnation Proceedings. To the Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the Mortgage Loan; and to the Mortgage Loan Seller's knowledge as of the cut-off date, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

            (xiii) Title Insurance. The Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or a "proforma" title policy or a commitment "marked up" at the closing of the related Mortgage Loan or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), insuring the Seller, its successors and assigns, subject only to the Title Exceptions, that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in the Mortgaged Property. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required. Such Title Insurance Policy contains no material exclusions for, or alternatively, it insures (unless such coverage is not available in the jurisdiction in which the Mortgaged Property is located) (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon.

            (xiv) Insurance. As of the Mortgage Loan origination date, the related Mortgaged Property was insured by all insurance coverage required under the related Mortgage or loan agreement, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including (a) a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (b) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property, and (c) comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties. As of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, (x) such insurance was in full force and effect, and (y) no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to state law and requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage or loan agreement requires that the Mortgagor maintain insurance as described above.

            (xv) Material Defaults. (A) Other than payments due but not yet 30 days or more delinquent, to the Seller's actual knowledge, based on due diligence customarily performed in connection with the servicing of comparable mortgage loans, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage Note or Mortgage, (ii) since the date of origination of such Mortgage Loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and
      (iii) Mortgage Loan Seller has not received notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; (B) the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage; and (C) under the terms of each Mortgage Loan, no Person other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Seller elsewhere in this Exhibit A, or in any of the exceptions to the representations and warranties in Schedule V hereto.

            (xvi) Payment Record. As of the Cut-Off Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Scheduled Payment.

            (xvii) Additional Collateral. The related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation (other than any other Mortgage Loan or any Companion Loan) and the Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

            (xviii) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred.

            (xix) Environmental. One or more Phase I environmental site assessments or updates thereof (each a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, (vi) a "no further action" letter or other evidence reasonably acceptable to a prudent commercial mortgage lender has been obtained stating that the applicable governmental authority had no current intention of taking any action, and are not requiring the taking of any action, in respect of such condition or circumstance, or (vii) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each Mortgage Loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations.

            (xx) Customary Mortgage Provisions. Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the limitations described in Paragraph (v).

            (xxi) Bankruptcy. As of origination, and to the actual knowledge of the Mortgage Loan Seller as of the Cut-off Date, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

            (xxii) Whole Loan. Each Mortgage Loan, when taken together with its related Companion Loan, if applicable, is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization. The Mortgage Loan Seller holds no equity interest in any Mortgagor.

            (xxiii) Transfers and Subordinate Debt. Subject to certain exceptions which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a mortgagor, or by reason of a substitution or release of collateral within the parameters of Paragraph (xxvi) below), or encumbered by a subordinate lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

            (xxiv) Waivers and Modifications. Except as set forth in the Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

            (xxv) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate within the 18 months prior to the Closing Date.

            (xxvi) Releases. Except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) for Mortgage Loans that permit defeasance, by means of substituting the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) for "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) sufficient to pay the Mortgage Loans in accordance with their terms, (d) for Mortgage Loans which permit the related Mortgagor to substitute a replacement property, (e) for releases not considered material for purposes of underwriting the Mortgage Loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property.

            (xxvii) Defeasance. Each Mortgage Loan that permits defeasance either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the Mortgage Loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such Mortgage Loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that
      (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under such Mortgage Loan when due, (C) independent certified public accountants certify that such government securities are sufficient to make such payments, and (D) counsel provide an opinion stating that upon exchange of the collateral, the Trustee will have a first priority perfected security interest in the government securities. Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such Mortgage Loan documents require that the borrower comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel. A Mortgage Loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the Mortgage Loan.

            (xxviii) Zoning. To the Mortgage Loan Seller's knowledge, as of the date of origination of such Mortgage Loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders, taking into account the location of the Mortgaged Property, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by the related Title Insurance Policy or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property.

            (xxix) Encroachments. To the Mortgage Loan Seller's knowledge based on surveys and/or the Title Insurance Policy, none of the improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties for which the use or improvements are legally non-conforming) to an extent which would have a material adverse affect on the related Mortgagor's value, use and operation of such Mortgaged Property (unless affirmatively covered by the Title Insurance Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent (unless affirmatively covered by the Title Insurance Policy).

            (xxx) Single Purpose Entity. Each Mortgagor with respect to a Mortgage Loan with a principal balance, as of the Cut-off Date, in excess of 5% of the aggregate principal balance of the Mortgage Loans included in the Trust Fund is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, that (a) does not engage in any business unrelated to the related Mortgaged Property or its financing,
      (b) does not have any significant assets other than those related to its interest in the Mortgaged Property or its financing, (c) does not have any indebtedness (other than as permitted by the related Mortgage or another document contained in the Mortgage Loan File), (d) has its own books and records separate and apart from any other Person, and (e) holds itself out as being a legal entity, separate and apart from any other Person.

            (xxxi) Advances After Origination. No advance of funds has been made after origination, directly or indirectly, by the Mortgage Loan Seller to the Mortgagor and, to the Mortgage Loan Seller's knowledge, no funds have been received from any person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

            (xxxii) Litigation Or Other Proceedings. As of the Mortgage Loan origination date there was and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there is no pending action, suit or proceeding against the Mortgagor or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates.

            (xxxiii) Usury. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate, and as of the date of origination, complied with or was exempt from applicable state or federal laws, regulations and other requirements pertaining to usury.

            (xxxiv) Trustee Under Deed Of Trust. As of the Mortgage Loan origination date and as of the Cut-Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, either has been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following a default in payment of the Mortgage Loan.

            (xxxv) Other Collateral; Cross-Collateralization. Except with respect to any Whole Loan, the related Mortgage Note is not secured by any collateral that secures a loan that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

            (xxxvi) Flood Insurance. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area, or if so located, then either (i) flood insurance is not required by the Federal Emergency Management Agency or (ii) the Mortgagor is required to maintain, and as of origination did maintain, or the Mortgagee maintains, flood insurance with respect to such improvements.

            (xxxvii) Escrow Deposits. All escrow deposits and payments required pursuant to the Mortgage Loan to be deposited with the Mortgage Loan Seller or its agent have been so deposited, are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith.

            (xxxviii) Licenses and Permits. To the Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial conduit mortgage lenders, taking into account the location of the Mortgaged Property, (a) as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisee or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and in the case of a Mortgaged Property operated as a hotel, the franchise agreement, if any, is in full force and effect, and no default, or event that, with the passage of time or the giving of notice or both, would constitute a default, had occurred under such franchise agreement, and, (b) as of the Cut-Off Date, the Mortgage Loan Seller has no knowledge that the related Mortgagor, the related lessee, franchisee or operator was not in possession of such licenses, permits and authorizations.

            (xxxix) Servicing and Collection Practices. To the Mortgage Loan Seller's knowledge, the servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for the servicing of commercial mortgage loans for commercial mortgage loan conduit programs.

            (xl) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that the Mortgage Loan is generally non-recourse to the related Mortgagor, except that the related Mortgagor shall be liable to the lender for losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default, insurance proceeds or condemnation awards or (iii) any breach of the environmental covenants in the related Mortgage Loan documents.

            (xli) Separate Tax Lots. Each Mortgaged Property constitutes one or more separate tax lots (or will constitute separate tax lots when the next tax maps are issued) or is subject to an endorsement under the related Title Insurance Policy insuring for losses arising from any claim that the Mortgaged Property is not one or more separate tax lots.

            (xlii) Ground Leases. Each Mortgage Loan, other than the Mortgage Loans listed on Exhibit C hereto, is secured by the fee interest in the related Mortgaged Property. With respect to the Mortgage Loans listed on Exhibit C, the Mortgage Loans are secured by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property and:

            (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor is required, such consent has been obtained prior to the Closing Date;

            (B) Such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest in such Mortgaged Property and the Title Exceptions, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

            (C) Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
            Date);

            (D) Such Ground Lease is in full force and effect, and as of the Closing Date, the Mortgage Loan Seller has not received notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

            (E) Such Ground Lease requires that if the mortgagee under such Mortgage Loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

            (F) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including such time as is necessary to obtain possession by foreclosure or otherwise) to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (G) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan (or, with respect to any Mortgage Loan with an Anticipated Repayment Date, 10 years);

            (H) Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

            (I) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
            Loan);

            (J) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

            (K) Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under the Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns, except in connection with the termination or cancellation of the Ground Lease following an event of default under the Ground Lease where notice had been provided to the mortgagee, such default is curable by the mortgagee, but the default was not cured beyond the applicable cure period.

            (xliii) Originator Authorization. To the extent required under applicable law and necessary for the enforcement of the Mortgage Loan, as of the date of origination, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

            (xliv) Capital Contributions. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

            (xlv) No Mechanics' Liens. The related Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by the related Title Insurance Policy.

            (xlvi) Appointment of Receiver. If the Mortgaged Property is subject to any leases, the borrower is the owner and holder of the landlord's interest under such leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default.

            (xlvii) Credit Tenant Leases.

            (A) The lease payments due under the related Credit Lease, together with any escrow payments held by the Mortgage Loan Seller or its designee, are equal to or greater than the payments due with respect to the related Mortgage Loan.

            (B) The Mortgagor does not have any material monetary obligations under the related Credit Lease, and every material monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the related Tenant.

            (C) The Mortgagor does not have any nonmonetary obligations under the related Credit Lease, except for the delivery of possession of the leased property.

            (D) Except as may be limited by the limitations described in paragraph (v), the related Tenant cannot terminate such Credit Lease for any reason prior to the payment in full of: (a) the principal balance of the related Mortgage Loan; (b) all accrued and unpaid interest on such Mortgage Loan; and (c) any other sums due and payable under such Mortgage Loan, as of the termination date, which date is a rent payment date, except for a material default by the related Mortgagor under the Credit Lease or due to a casualty or condemnation event, in which case, a Lease Enhancement Policy insures against such risk.

            (E) In the event the related Tenant assigns or sublets the related leased property, such Tenant (and if applicable, the related guarantor) remains obligated under the related Credit Lease.

            (F) Each property related to a Credit Lease Loan is one or more separate tax lots, except properties concerning which adequate funds have been escrowed to cover taxes due on the entire tax lot or lots.

            (G) The related Tenant has agreed to indemnify the Mortgagor from any claims of any nature (a) to which the Mortgagor is subject because of such Mortgagor's estate in the leased property (except to the extent caused by the act or omission of the Mortgagor or its agents or employees), or (b) arising from (i) injury to or death of any person or damage to or loss of property on the leased property or connected with the use, condition or occupancy of the leased property, (ii) Tenant's violation of the related Credit Lease, or (iii) any act or omission of the Tenant.

            (H) The related Tenant has agreed to indemnify the Mortgagor from any claims of any nature arising as a result of any hazardous material affecting the leased property and due to such Tenant's use of the leased property.

            (I) In connection with Credit Lease Loans with respect to which a Guaranty exists, the related guarantor guarantees the payment due under the related Credit Lease and such Guaranty, on its face, contains no conditions to such payment.

            (J) Except for the Credit Lease Loans which have residual value insurance, each Credit Lease Loan fully amortizes over the term of the loan, and there is no "balloon" payment due under such Credit Lease Loan at maturity.

            (K) No Tenant under a Credit Lease Loan may exercise any offset or set-off right.

            (L) Each Tenant under each Credit Lease Loan is required to make all rental payments due under the applicable Credit Lease directly to a lock-box being maintained by or on behalf of the mortgagee.

            (M) No material modification or amendment of any Credit Lease shall be binding upon the related mortgagee without such mortgagee's prior written consent to such material modification or amendment, which consent may not be unreasonably withheld.

            (N) Each property related to a Credit Lease Loan has a permanent certificate of occupancy, and the related Tenant thereunder has commenced the payment of rent due under the respective Credit Tenant Lease in accordance with its terms.

            (O) Each Tenant has delivered a subordination, non-disturbance and attornment agreement pursuant to which the respective Tenant has agreed in the event the related mortgagee succeeds to the interest of the Mortgagor under the Credit Lease by reason of foreclosure or acceptance of a deed in lieu of foreclosure, the Tenant will attorn to and recognize the mortgagee as its landlord under the Credit Lease for the remainder of the term of the Credit Lease.

            (P) To the Mortgage Loan Seller's knowledge, the property related to each Credit Lease Loan is not subject to any other lease other than the related Credit Lease or any ground lease pursuant to which the related Mortgagor has acquired its interest in the respective property, no Person has any possessory interest in, or right to occupy, the subject property except under and pursuant to any such Credit Lease or ground lease and the related Tenant under each Credit Lease is in occupancy of the demised premises.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )




            _________________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of LaSalle Bank National Association ("LaSalle");

            2. that LaSalle is the owner and holder of a mortgage loan in the original principal amount of $__________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________ located in _________________ ;

            3. (a) that LaSalle , after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________ made by ____________ , to LaSalle Bank National Association, under date of ______________ (the "Note");

            4. that the Note is now owned and held by LaSalle;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except LaSalle; and

            7. upon assignment of the Note by LaSalle to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C5 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by LaSalle to the Trustee) LaSalle covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of LaSalle's failure to deliver said original Note to the Trustee.


                                       LASALLE BANK NATIONAL ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me
this ________ day of [           ], 2004

                                                                       EXHIBIT C

                        MORTGAGE LOANS WITH GROUND LEASE

                                  Eastgate Mall
                             Walgreens - Long Beach

                                                                       EXHIBIT D

                         POOLING AND SERVICING AGREEMENT

                                 [see attached]